EXHIBIT 99.3

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. SS.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Annual Report on Form 10-K of Medical Action Industries Inc. (the "Company") for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Paul D. Meringolo, Chief Executive Officer, Chairman of the Board and President and Richard G. Satin, Principal Financial Officer, Vice President of Operations and General Counsel of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Paul D. Meringolo                                        /s/ Richard G. Satin
--------------------------------------------                 --------------------
Chief Executive Officer, Chairman of the Board and           Principal Financial Officer, Vice President of
President                                                    Operations and General Counsel


Date:           June 18, 2003                                Date:         June 18, 2003
     ---------------------------------------                      -------------------------------------
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